Exhibit 21.01

Google Inc.,

a Delaware corporation

List of wholly-owned subsidiaries

•	Google Australia Pty Ltd
•	Google Canada Corporation
•	Google France SARL
•	Google Germany GmbH
•	Google (Hong Kong) Limited
•	Google Online India Private Limited
•	Google Ireland Holdings Limited
•	Google Ireland Limited
•	Google Italy S.r.l
•	Google Japan Inc.
•	Google Korea, LLC
•	Google Netherlands BV
•	Google Netherlands Holdings BV
•	Google Spain S.L.
•	Google Sweden AB
•	Google Switzerland GmbH
•	Google UK Limited
•	Google International LLC, a Delaware Limited Liability Company
•	Google LLC, a Delaware Limited Liability Company
•	Applied Semantics, Inc., a California Corporation
•	Ignite Logic, Inc., a Delaware Corporation
•	Kaltix Corporation, a Delaware Corporation
•	Keyhole, LLC, a Delaware Limited Liability Company
•	Neotonic Software Corporation, a California Corporation
•	Orkut.com LLC, a Delaware Limited Liability Company
•	Picasa LLC, a Delaware Limited Liability Company
•	Where2 LLC, a Delaware Limited Liability Company
•	Zipdash, Inc., a Delaware Corporation